i3 VERTICALS REPORTS FOURTH QUARTER AND FULL FISCAL YEAR 2022 FINANCIAL RESULTS
Introduces 2023 Outlook

NASHVILLE, Tenn. (November 16, 2022) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal fourth quarter and year ended September 30, 2022.

Highlights for the fiscal fourth quarter and full fiscal year of 2022 vs. 2021
•Fourth quarter revenue was $85.3 million, an increase of 26.9% over the prior year's fourth quarter; full year revenue was $317.9 million, an increase of 41.8% over the prior year.
•Fourth quarter net loss was $4.4 million, compared to a net loss of $1.9 million in the prior year's fourth quarter. Net loss for the year ended September 30, 2022, was $23.2 million, compared to a net loss of $7.8 million for the year ended September 30, 2021.
•Fourth quarter net loss attributable to i3 Verticals, Inc. was $3.5 million; full year net loss attributable to i3 Verticals, Inc. was $17.1 million.
•Fourth quarter adjusted EBITDA1 was $21.7 million, an increase of 27.4% over the prior year's fourth quarter. Adjusted EBITDA1 for the year ended September 30, 2022, was $79.5 million, an increase of 43.6% over the prior year.
•Adjusted EBITDA1 as a percentage of revenue was 25.0% for the year ended September 30, 2022, compared to 24.7% for the year ended September 30, 2021.
•Fourth quarter diluted net loss per share available to Class A common stock was $0.15, compared to a net loss per share of $0.05 in the prior year's fourth quarter; full year diluted net loss per share available to Class A common stock was $0.77, compared to a net loss per share of $0.22 in the prior year.
•For the fourth quarter and year ended September 30, 2022, pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's tax rate, was $0.39 and $1.48, respectively, compared to $0.33 and $1.05 for the fourth quarter and year ended September 30, 2021, respectively.
•Annualized Recurring Revenue ("ARR")2 for the fourth quarter of 2022 and 2021 was $281.2 million and $210.8 million, respectively, representing a period-to-period growth rate of 33.4%.
•Software and related services revenue3 as a percentage of total revenue was 49% and 39% for the years ended September 30, 2022 and 2021, respectively. Payments revenue as a percentage of total revenue was 45% and 53% for the years ended September 30, 2022 and 2021, respectively.
•As of September 30, 2022, our consolidated interest coverage ratio was 8.17x, total leverage ratio was 3.68x and consolidated senior leverage ratio was 2.24x. These ratios are defined in our Senior Secured Credit Facility.
•As previously announced in our press release dated October 4, 2022, the Company completed the acquisition of a business within the Company’s Public Sector vertical which is a leading provider of enterprise software solutions for the motor carrier and motor vehicle markets in the U.S. and Canada. The aggregate purchase price was approximately $85.0 million in cash.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue and it is not a forecast. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by the Company's customers.
3.Software and related services revenue includes the sale of licenses, subscriptions, installation and implementation services, and ongoing support specific to software.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

November 16, 2022
Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased to report a great quarter and an excellent finish to fiscal 2022. Revenue and adjusted EBITDA set records every single quarter this year. Year-over-year growth in revenue and adjusted EBITDA exceeded 25% every quarter, and recurring sources of revenue grew more than 30%. We are pleased with our performance in fiscal 2022 which we believe will carry over into fiscal 2023.
"We previously announced an $85 million acquisition effective October 1. We anticipate that this business will be the next exciting growth engine in the Public Sector, particularly given the synergies it offers with our existing BIS business. These two companies give us a comprehensive set of solutions serving transportation departments in the United States and Canada and have already begun to see the benefits of this expanded platform as we reply to RFPs. Led by our Public Sector vertical, we expect strong recurring revenue growth will continue to compound with additional strategic acquisition activity in fiscal 2023.
"Finally, I want to congratulate Paul Christians and Chris Laisure on their promotions to Chief Operating Officer and President – Public Sector, respectively. We look forward to their continued leadership and positive impact on our business results and company culture.”
2023 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs. The Company is providing the following outlook for the fiscal year ending September 30, 2023:

(in thousands, except share and per share amounts)	Outlook Range
	Fiscal year ending September 30, 2023
Revenue	$360,000	-	$380,000
Adjusted EBITDA (non-GAAP)	$94,000	-	$102,000
Cash interest expense	$19,000	-	$22,000
Pro forma adjusted diluted earnings per share(1) (non-GAAP)	$1.50	-	$1.62
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).
With respect to the “2023 Outlook” above, adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Thursday, November 17, 2022, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on November 17, 2022, through November 28, 2022, by dialing (877) 344-7529 and entering Confirmation Code 9785901.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

November 16, 2022
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.

About i3 Verticals
The Company delivers seamless integrated software and services to customers in strategic vertical markets. Building on its sophisticated and diverse platform of software and services solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals, including its Public Sector (including Education) and Healthcare verticals.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2023 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic conditions, including the impact of inflation and rising interest rates, competition in our industry and our ability to compete effectively, and regulatory developments, the COVID-19 pandemic, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

November 16, 2022

Contacts:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

November 16, 2022
i3 Verticals, Inc. Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended September 30,			Year ended September 30,
	2022	2021	% Change	2022	2021	% Change
	(unaudited)	(unaudited)		(unaudited)

Revenue	$85,250	$67,177	27%	$317,862	$224,124	42%

Operating expenses
Other costs of services	20,477	16,662	23%	73,367	57,706	27%
Selling general and administrative	50,912	42,103	21%	193,790	134,872	44%
Depreciation and amortization	7,601	6,480	17%	29,424	24,418	21%
Change in fair value of contingent consideration	(959)	1,305	(173)%	23,725	7,140	n/m
Total operating expenses	78,031	66,550	17%	320,306	224,136	43%

Income (loss) from operations	7,219	627	1,051%	(2,444)	(12)	20,267%

Other expenses
Interest expense, net	4,477	2,708	65%	14,775	9,799	51%
Other expense (income)	991	(242)	n/m	991	(2,595)	n/m
Total other expenses	5,468	2,466	122%	15,766	7,204	119%

Income (loss) before income taxes	1,751	(1,839)	(195)%	(18,210)	(7,216)	152%

Provision for income taxes	6,161	107	n/m	5,007	623	n/m

Net loss	(4,410)	(1,946)	127%	(23,217)	(7,839)	196%

Net loss attributable to non-controlling interest	(937)	(1,464)	(36)%	(6,115)	(3,382)	81%
Net loss attributable to i3 Verticals	$(3,473)	$(482)	621%	$(17,102)	$(4,457)	284%

Net income (loss) per share available to Class A common stock:
Basic	$(0.15)	$(0.02)		$(0.77)	$(0.21)
Diluted	$(0.15)	$(0.05)		$(0.77)	$(0.22)
Weighted average shares of Class A common stock outstanding:
Basic	22,645,755	21,991,340		22,249,656	20,994,598
Diluted	22,645,755	32,220,482		22,249,656	31,714,191
n/m = not meaningful
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IIIV Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

November 16, 2022
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended September 30,			Year ended September 30,
	2022	2021	% Change	2022	2021	% Change

Adjusted EBITDA(1)	$21,739	$17,057	27%	$79,544	$55,407	44%
Pro forma adjusted diluted earnings per share(1)	$0.39	$0.33	18%	$1.48	$1.05	41%
__________________________
1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2022	2021	2022	2021

Payment volume(1)	$6,074,648	$5,597,890	$22,637,325	$18,797,907
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's customers and settled to customers by us and 2) ACH transactions processed by the Company's customers and settled to customers by the Company.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

November 16, 2022
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended September 30, 2022
	Merchant Services	Software and Services	Other	Total
Revenue	$33,410	$51,827	$13	$85,250
Income (loss) from operations	$6,746	$12,923	$(12,450)	$7,219

Payment volume	$5,470,056	$604,592	$—	$6,074,648

	For the Year Ended September 30, 2022
	Merchant Services	Software and Services	Other	Total
Revenue	$124,481	$193,402	$(21)	$317,862
Income (loss) from operations	$24,595	$20,003	$(47,042)	$(2,444)

Payment volume	$20,488,530	$2,148,795	$—	$22,637,325

	For the Three Months Ended September 30, 2021
	Merchant Services	Software and Services	Other	Total
Revenue	$30,740	$36,942	$(505)	$67,177
Income (loss) from operations	$6,546	$5,958	$(11,877)	$627

Payment volume	$4,978,080	$619,810	$—	$5,597,890

	For the Year Ended September 30, 2021
	Merchant Services	Software and Services	Other	Total
Revenue	$111,870	$114,433	$(2,179)	$224,124
Income (loss) from operations	$21,652	$16,207	$(37,871)	$(12)

Payment volume	$17,138,214	$1,659,693	$—	$18,797,907

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IIIV Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

November 16, 2022
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	September 30,	September 30,
	2022	2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$3,490	$3,641
Accounts receivable, net	53,334	38,500
Settlement assets	7,540	4,768
Prepaid expenses and other current assets	19,445	11,214
Total current assets	83,809	58,123

Property and equipment, net	5,670	5,902
Restricted cash	12,735	9,522
Capitalized software, net	52,341	41,371
Goodwill	353,639	292,243
Intangible assets, net	195,919	171,706
Deferred tax asset	43,458	49,992
Operating lease right-of-use assets	17,678	14,479
Other assets	5,063	8,462
Total assets	$770,312	$651,800

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	9,342	7,865
Accrued expenses and other current liabilities	57,833	50,815
Settlement obligations	7,540	4,768
Deferred revenue	31,975	29,862
Current portion of operating lease liabilities	4,568	3,201
Total current liabilities	111,258	96,511

Long-term debt, less current portion and debt issuance costs, net	287,020	200,605
Long-term tax receivable agreement obligations	40,812	39,122
Operating lease liabilities, less current portion	13,994	11,960
Other long-term liabilities	9,540	14,011
Total liabilities	462,624	362,209

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2022 and 2021	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 22,986,448 and 22,026,098 shares issued and outstanding as of September 30, 2022 and 2021, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,118,142 and 10,229,142 shares issued and outstanding as of September 30, 2022 and 2021, respectively	1	1
Additional paid-in-capital	241,958	211,237
Accumulated deficit	(23,582)	(6,480)
Total stockholders' equity	218,379	204,760
Non-controlling interest	89,309	84,831
Total equity	307,688	289,591
Total liabilities and equity	$770,312	$651,800
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IIIV Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

November 16, 2022

i3 Verticals, Inc. Consolidated Cash Flow Data
($ in thousands)

	Year ended September 30,
	2022	2021
	(unaudited)

Net cash provided by operating activities	$45,846	$44,533
Net cash used in investing activities	$(113,045)	$(149,306)
Net cash provided by financing activities	$73,033	$102,103

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, the Company includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. The Company believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of the Company’s current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The Company believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see the Company as viewed by management, to assess the Company with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. The Company believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

November 16, 2022
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2022	2021	2022	2021
Net loss	$(3,473)	$(482)	$(17,102)	$(4,457)
Net loss attributable to non-controlling interest	(937)	(1,464)	(6,115)	(3,382)
Non-GAAP Adjustments:
Provision for income taxes	6,161	107	5,007	623
Financing-related expenses(1)	—	—	13	152
Non-cash change in fair value of contingent consideration(2)	(959)	1,305	23,725	7,140
Equity-based compensation(3)	6,550	8,166	26,230	20,860
Acquisition-related expenses(4)	1,071	254	2,088	2,319
Acquisition intangible amortization(5)	6,155	5,337	24,129	19,954
Non-cash interest expense(6)	1,483	1,394	5,795	5,450
Other taxes(7)	257	226	508	531
Other expenses (income) related to adjustments of liabilities under tax receivable agreement(8)	991	(496)	991	(496)
Net loss (gain) on sale of investments(9)	—	253	—	(2,100)
Non-GAAP pro forma adjusted income before taxes	17,299	14,600	65,269	46,594
Pro forma taxes at effective tax rate(10)	(4,325)	(3,650)	(16,317)	(11,649)
Pro forma adjusted net income(11)	$12,974	$10,950	$48,952	$34,945
Cash interest expense, net(12)	2,994	1,314	8,980	4,349
Pro forma taxes at effective tax rate(10)	4,325	3,650	16,317	11,649
Depreciation, non-acquired intangible asset amortization and internally developed software amortization(13)	1,446	1,143	5,295	4,464
Adjusted EBITDA	$21,739	$17,057	$79,544	$55,407

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IIIV Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

November 16, 2022
________
1.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
4.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
5.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
6.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
7.Other taxes consist of franchise taxes, commercial activity taxes, the employer portion of payroll taxes related to stock option exercises and other non-income based taxes. Taxes related to salaries are not included.
8.Under our Tax Receivable Agreement we have a liability equal to 85% of certain deferred tax assets resulting from an increase in the tax basis of our investment in i3 Verticals, LLC. Other expenses related to adjustments of liabilities under our Tax Receivable Agreement relate to the remeasurement of the underlying deferred tax asset for changes in estimated income tax rates.
9.When the Company becomes aware of an observable price change in an investment, such as a planned third party acquisition of the entity underlying the investment, we will adjust the carry value of the investment, which the Company recognizes in other income.
10.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using tax rates of 25.0% for 2022 and 2021, based on blended federal and state tax rates.
11.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company’s Class A common stock.
12.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
13.Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results

November 16, 2022
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended September 30,		Year ended September 30,
	2022	2021	2022	2021
Diluted net loss available to Class A common stock per share	$(0.15)	$(0.05)	$(0.77)	$(0.22)
Pro forma adjusted diluted earnings per share(1)	$0.39	$0.33	$1.48	$1.05
Pro forma adjusted net income(2)	$12,974	$10,950	$48,952	$34,945
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	33,618,854	33,517,066	33,100,182	33,191,924
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,118,142 and 10,170,668 weighted average outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 854,957 and 679,858 shares of unvested Class A common stock and options for the three months and year ended September 30, 2022, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,229,142 and 10,719,593 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,296,584 and 1,477,733 shares of unvested Class A common stock and options for the for the three months and year ended September 30, 2021, respectively.

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